UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 13, 2007

WPT Enterprises, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-14479	77-0639000
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5700 Wilshire Blvd., Suite 350, Los Angeles, California		90036
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	323-330-9900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 13, 2007, the Compensation Committee approved a severance policy for members of the executive management team. The policy provides that if any member of our executive management team is terminated without cause, the terminated executive becomes entitled to receive a severance payment in an amount equal to six months of the executive’s base salary. "Termination without cause" is any termination other than termination for (i) an executive’s willful and continued failure to substantially perform his or her duties as reasonably assigned, (ii) an executive’s indictment for a criminal offense related to theft or embezzlement from the Company, which charges are not dismissed, or of which Executive is not acquitted within one (1) year, or (iii) an executive’s indictment for any felony offense that is not the result of actions performed by the executive within the scope of activities approved by the Board, which charges are not dismissed, or of which the executive is not acquitted, within one (1) year. This policy does not apply to Steven Lipscomb, the Company’s Chief Executive Officer, while he has any agreement in effect with the Company providing for severance payments.

Item 9.01 Financial Statements and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits. 10.1 Statement of Policy with Respect to Executive Severance

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WPT Enterprises, Inc.

April 18, 2007	By:	Scott A. Friedman

Name: Scott A. Friedman
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Statement of Policy with Respect to Executive Severance